UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    At the beginning of the Company’s 2006 fiscal year, the Compensation Committee of the Board of Directors of Dollar General Corporation (the “Company”) had established certain net income goals in connection with the Company’s annual “Teamshare” bonus program (for a description of the Teamshare bonus program, see the Company’s Current Report on Form 8-K dated March 16, 2006, filed with the SEC on March 21, 2006). The Teamshare bonus program is designed to motivate and reward the performance of approximately 7,000 Company employees who are necessary to the Company’s success.

Over the course of the year, it became clear that the Teamshare net income goals were no longer a relevant measure of management’s success because of significant restructuring of the business and strategic changes (as described in the Company’s Current Report on Form 8-K dated November 28, 2006, filed with the SEC on November 29, 2006) and that those goals would not be met. After extensive discussion and analysis, and with authority from the Board of Directors, the Compensation Committee determined that a discretionary bonus payout should be authorized, outside of the annual “Teamshare” bonus program, to recognize the restructuring and strategic efforts made by the Company over the course of the year. The Committee believes that this action is necessary to align the fiscal year 2006 short-term performance incentive more closely to the Company’s current revitalization strategy, to reward these critical employees for their accomplishments to date towards the implementation of that revised strategy, and to motivate and retain the officers and employees who are integral to the strategy’s continued successful execution.

Accordingly, on January 30, 2007, the Compensation Committee authorized an approximately $9.6 million discretionary bonus pool to be distributed to the officers and employees of the Company who would have been eligible to receive a bonus payout under the previously established annual “Teamshare” bonus program. No payouts under the 2006 Teamshare bonus program will be made.

David Perdue, Chief Executive Officer, and David Bere, President and Chief Operating Officer, at their own request, were not considered for a payout from the authorized discretionary bonus pool.

The amounts to be paid to the Company’s executive officers have been determined by the Compensation Committee. The amounts to be paid to the Company’s non-executive officers and other employees will be determined in the discretion of Mr. Perdue, with special emphasis on high performers.

The Compensation Committee determined that the following executive officers, who were the Company’s “named executive officers” in its 2006 Proxy Statement, shall be paid the following amounts from the discretionary bonus pool:

David Tehle, Executive Vice President & Chief Financial Officer	$188,500

Beryl J. Buley, Division President, Merchandising, Marketing & Supply Chain	$186,875

Kathleen R. Guion, Division President, Store Operations & Store Development	$162,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2007	DOLLAR GENERAL CORPORATION

By: /s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel